Exhibit 10.2

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this ____ day of June 2010, by and among Generation Zero Group, Inc., a Nevada corporation (the “Company”) and each of the members of Find.com URL Holding, LLC, a Georgia limited liability company (“URL Holding” and each such member is referred to as a “Buyer” and collectively as “Buyers”).  To be effective, this Agreement must be signed by members of URL Holding holding at least 75% of the shares of URL Holding.  The Company and each Buyer may be referred to as a “Party” and collectively as the “Parties”.

Premises.

WHEREAS, the Buyer is a member/owner of URL Holding;

WHEREAS, URL Holding is a Georgia limited liability company that owns 100% of the URL known as www.find.com (“find.com”);

WHEREAS, the Company is a publicly-held corporation organized under the laws of the State of Nevada whose common stock (the “Common Stock”) is quoted on the Over-The-Counter Bulletin Board under the symbol “GNZR”;

WHEREAS, the Company desires to acquire Buyer’s membership interest in URL Holdings (“Buyer Interest”) in exchange for unissued shares of the Company’s common stock and secured promissory notes as hereinafter described and other consideration (the "Exchange Offer" or the “Exchange”);

WHEREAS, the Company is simultaneously attempting to acquire the membership interests in URL Holdings from all of the other members of URL Holdings and this Agreement is contingent upon the Company acquiring at least 75% of the membership interests of  URL Holdings such that URL Holdings will become a wholly-owned subsidiary of the Company; and

WHEREAS, the Buyer desires to exchange its membership interest in URL Holdings in exchange for shares of authorized but unissued shares of common stock of the Company and the other consideration described herein.

Agreement

Construction of Terms. As used in this Agreement, the terms “herein,” “herewith,” “hereof” and “hereunder” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation;” the word “or” is not exclusive; and references to a “Section,” “subsection,” “clause,” “Exhibit,” “Appendix,” “Schedule,” “Annex” or “Attachment” shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance include any amendment or modification thereof. The singular shall include the plural and the masculine shall include the feminine, and vice versa. References to “days” shall mean calendar days.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND
WARRANTIES OF BUYER

As an inducement to and to obtain the reliance of the Company, except as set forth herein, Buyer represents and warrants as follows:

Section 1.01  Ownership.  Buyer has not transferred any interest whatsoever in and to the Buyer Interest and has the authority to transfer the Buyer Interest to Company as provided herein.

Section 1.02  No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material contract, agreement, or instrument to which Buyer is a party or subject to as of the date of this Agreement and/or as of the Closing Date.

Section 1.03  Valid Obligation.  This Agreement and all agreements and other documents executed by Buyer in connection herewith constitute the valid and binding obligation of Buyer, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.04  Acquisition of the Shares by Buyer. The Buyer is acquiring the Shares (as defined in Section 3.01) for his own account without the participation of any other person and with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Shares, or any portion thereof. The Buyer has read, understood and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the Securities Act of 1933, as amended (the “1933 Act”).  The Buyer will offer, sell, pledge, convey or otherwise transfer the Shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the 1933 Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the 1933 Act and such laws; or (ii) pursuant to a valid exemption from registration.

Section 1.05  Representations, Acknowledgements and Warranties of Buyer.  Buyer represents, acknowledges and warrants the following to the Company, and agree that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

(a)           Buyer recognizes that the Shares have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares is registered under the 1933 Act or unless an exemption from registration is available.  Buyer may not sell the Shares without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

(b)           Buyer is acquiring the Shares for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and does not presently have any reason to anticipate any change in his circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Shares.  No one other than Buyer will have any beneficial interest in said securities.  Buyer agrees to set forth the terms of its ownership, record address and tax id number on the Type of Ownership Form, attached hereto as Exhibit A;

(c)           Buyer acknowledges (the following defined as the “Acknowledgements”) that it:

1.	is a “sophisticated investor”, and

2.
has had an opportunity to and in fact has thoroughly reviewed the Company’s periodic report (Form 10-K and 10-Q) filings, current report filings (Form 8-K) and the audited and unaudited financial statements, risk factors, results of operations and related business disclosures described therein at http:///www. SEC. gov (“EDGAR”);

3.
has had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company regarding such information; and has no pending questions as of the date of this Agreement;

(d)           Buyer has such knowledge and experience in financial and business matters such that Buyer is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Shares;

(e)           Buyer recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Exchange Offer is placed at the risk of the business and may be completely lost.  The ownership of the Shares as an investment involves special risks;

(f)           Buyer realizes that the Shares cannot readily be sold as they will be restricted securities and therefore the Shares must not be accepted in the Exchange Offer unless such Buyer has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such Buyer can provide for current needs and possible personal contingencies;

(g)           Buyer confirms and represents that it is able (i) to bear the economic risk of his investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment.  Buyer also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

(h)           All information which Buyer has provided to the Company concerning such Buyer's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date,  such Buyer will immediately provide the Company with such information;

(i)           Buyer has carefully considered and has, to the extent it believes such discussion necessary, discussed with his professional, legal, tax and financial advisors, the suitability of an investment in the Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Shares are a suitable investment for it; and

(j)           Buyer has not become aware of and has not been offered the Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Buyer’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

(k)           In the event Buyer is not a sophisticated investor, Buyer has had the opportunity to review all of the disclosures provided by Company which Company hereby acknowledges that it believes meet the requirements for an exempt transaction if a limited number of what are defined as “non-accredited investors” are included in the members of URL Holdings.

Section 1.06.  Insider Trading.  Buyer certifies and confirms that it has not personally, nor through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of the Company.  Buyer further certifies and confirms that it has not communicated the nature of the transactions contemplated herein, is not aware of any disclosure of non-public information regarding the Company or the transactions contemplated herein, and is not a party to any insider trading in the Company’s securities.  Buyer further certifies and confirms that it has not “tipped” any related parties nor third parties regarding the transactions contemplated herein, and/or advised any parties to purchase shares of the Company’s securities in the marketplace.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of Buyer, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows:

Section 2.01  Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Exchange, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Company Schedules are complete and correct copies of the Articles of Incorporation and Bylaws (or similar organizational documents) of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company's Articles of Incorporation or Bylaws (or similar organizational documents).  The Company has taken all action required by law, its Articles of Incorporation, its Bylaws (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, (or similar organizational documents) or otherwise to consummate the transactions herein contemplated.

Section 2.02  Capitalization.  The Company is authorized to issue 100,000,000 shares of Common Stock, and has 11,226,218 shares of Common Stock outstanding as of the date of this Agreement.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03  Governmental Authorizations.  The Company has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.  Except for compliance with federal, provincial and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

Section 2.04  Compliance With Laws and Regulations.  To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, provincial, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability.  This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal, provincial and state securities authorities.

Section 2.05  Approval of Agreement.  The Board of Directors of the Company will authorize the execution and delivery of this Agreement by the Company and approve this Agreement and the transactions contemplated hereby prior to the Closing Date.

Section 2.06  The Company Schedules.  Attached hereto are additional disclosures, collectively referred to as the "Company Schedules" that include the following:

(a)           a schedule setting forth any other information, together with any copies of documents, setting forth any fact known to be, or to the best knowledge of the Company after reasonable investigation, reasonably believed to be, contrary to the representations, covenants, and warranties made in Article II.  All of the Company’s public filings are included by reference into the Company Schedules.

Section 2.07  Valid Obligation.  This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.08  Financial Statements; SEC Reporting Requirements of the Company.

(a)           The “Financial Statements” consist of (i) the audited consolidated balance sheet and statements of income, changes in stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2007, 2008, and 2009, including the notes thereto (the “Annual Audited Financial Statements”) for the Company and its subsidiaries; and (ii) unaudited consolidated balance sheet and statements of income, changes in stockholders’ equity and cash flows (the “Most Recent Financial Statements”) as of and for the three (3) months ended March 31, 2010 (the “Most Recent Fiscal Month End”) for the Company and its subsidiaries.  The Financial Statements (including the notes contained in the Annual Audited Financial Statements) are true, correct and complete, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and present fairly, in all material respects, the financial condition of the Company and its subsidiaries as of such dates and the results of operations of the Company and its subsidiaries for such periods, and are consistent with the books and records of the Company and its subsidiaries (which books and records are complete); provided, however, that the Most Recent Financial Statements are subject to normal and recurring year-end adjustments and to the absence of footnote disclosure.

(b)           The Company and its subsidiaries have filed all forms, reports, schedules, statements and documents required to be filed by any of them with the SEC since January 1, 2008 (collectively, the “Company SEC Reports”) pursuant to the federal securities laws and regulations of the SEC promulgated thereunder, and all Company SEC Reports were prepared in accordance, and complied as of their respective filing dates or dates of amendment in all material respects, with the applicable requirements of the Exchange Act, the Securities Act, SOXA and the rules and regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.09  Quotation on the Over-The-Counter Bulletin Board.  The Company’s Common Stock is quoted on the Over-The-Counter Bulletin Board under the symbol “GNZR” and the Company will retain such quotation on the Over-The-Counter Bulletin Board following the Closing of the transactions contemplated herein.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01  The Exchange.

(a)  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), Buyer shall accept the Exchange Offer described herein and shall assign, transfer and deliver the Buyer Interest, in the aggregate constituting no less than One Hundred Percent (100%) of Buyer’s interest in URL Holdings to the Company at the Closing.  The Buyer Interest shall be subject only to liens created by Company to secure the Notes, as defined below.

(b)           The Company shall accept the Exchange Offer, and shall, on the terms and conditions set forth in this Agreement:

(1)           issue  Buyer that number of shares of the Company’s restricted common stock (the “Shares”) equal to 1,000,000 multiplied by the ratio (“Buyer’s Ratio”) of the outstanding principal and accrued but unpaid interest of Scientigo Secured Notes held by Buyer on June 1, 2010 to the outstanding principal amount of Scientigo Secured Notes held by all holders thereof on June 1, 2010;

(2)           pay Buyer in cash (the “Cash Payment”) at Closing that amount equal to the Buyer’s Ratio of $50,000, which Cash Payment is a payment on the Note referenced in the next paragraph; and

(3)           issue and deliver to Buyer a Promissory Note (the “Note”) in the principal amount equal to the outstanding principal and accrued but unpaid interest on Scientigo Secured Notes held by Buyer on June 1, 2010; (all members of URL Holdings receiving Notes shall be referred to as the “Note Holders”), with Scientigo, Inc., a Delaware corporation (“Scientigo”) serving as collateral agent for the Note Holders.

(4)           The Company shall deliver to Scientigo, as collateral agent for the Noteholders, (i) a security agreement granting Scientigo, as collateral agent, a security interest in all of the Company’s personal property (which security interest is junior in priority to a subsequent “purchase money security interest” under Article 9 of the UCC), including the Buyer Interest (which security interest is not junior in priority to a purchase money security interest), (ii) a security agreement signed by Generation Zero Sub, LLC granting a security interest  in its interest in URL Holding and (iii) a security agreement signed by  URL Holding granting Scientigo, as collateral agent, a security interest in all of its personal property, including the URL.  The form of the security agreement between Generation Zero and Scientigo is attached as Exhibit B; security interests granted by Generation Zero Sub and URL Holding will be in similar form.  The Operating Agreement of the Generation Holding must be in form satisfactory to Scientigo, as Collateral Agent, so as to permit a consensual foreclosure under Section 9-620 of the Uniform Commercial Code and otherwise permit the Collateral Agent to monitor the status of and control the find.com URL.

Section 3.02  Closing.  The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from either Party, upon the satisfaction of the Closing Conditions (described below) which date shall in no event be later than June 30, 2010, unless such date is extended in writing by Buyer and Scientigo(the "Closing Date").

(a)           The following “Closing Conditions” shall have occurred, or have been waived by the Company or Buyer, as applicable, in writing, prior to the Closing Date:

(i)            The Exchange shall have been approved by members holding at least 75% of the shares of URL Holdings;

(ii)            the Shares, the Cash Payment, and Notes shall be prepared for delivery to Buyers by Company in accordance with Section 3.01; and

(iii)           Buyer shall have surrendered the certificate evidencing its Buyer Interest, if any, duly endorsed with Medallion Guaranteed stock powers so as to make the Company the sole owner thereof; if the Buyer Interest is uncertificated, no such certificate or stock power need be delivered (the Company acknowledges that the Buyer Interest is not certificated and no certificate or Medallion Guaranteed stock power will be delivered);

(iv)           The Company shall have complied with all of the requirements of Article VI, below; and

(v)            The Company shall have complied with delivery and execution of all security documents and agreements to provide perfected security interests as contemplated by the Notes and Information Statement.

(b)           Promptly following Closing, the following will occur:

(i)             The Company and Buyer or Scientigo as Collateral Agent shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.03  Tradability of Shares. The Shares to be issued to Buyer have not been registered under the 1933 Act, nor registered under any state securities law, and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act.  The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The Shares and Note Holder Shares will bear the following restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER:  i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) COMPLIANCE WITH APPLICABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

Section 3.04  Termination.

(a)           This Agreement may be terminated by the either Party at any time prior to the Closing Date if:

(i)           there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of either party, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

(ii)           any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgment of either party, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

No revenue ruling or opinion of counsel will be sought as to the tax-free nature of the subject Exchange and such tax treatment is not a condition to Closing herein.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01  Access to Properties and Records.  Buyer will afford to the officers and authorized representatives of the Company reasonable access to the properties, books and records of URL Holdings, in order that the Company have a full opportunity to make a reasonable investigation as to the affairs of URL Holdings.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein.  No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

Section 4.02  Actions Prior to Closing.

(a)           From and after the date of this Agreement until the Closing Date Buyer shall vote its Buyer’s Interest so as to require that URL Holdings carry on its business in substantially the same manner as it has heretofore and not sell any assets.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01  Ownership of URL Holding.  Prior to the Closing Date, Buyer shall have demonstrated to the Company, with evidence reasonably satisfactory to the Company, that Buyer is the owner of the Buyer’s Interest.

Section 5.02  Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Buyer in this Agreement were true at the Closing Date. Buyer shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

Section 5.03  No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.04  Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, shall have been obtained.

ARTICLE VI
CONDITIONS PRECEDENT TO
OBLIGATIONS OF BUYER

The obligations of Buyer under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01  Accuracy of Representations and Performance of Covenants.  The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing.

Section 6.02  Officer's Certificate.  Buyer shall have been furnished with certificates dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, except as may be disclosed in the Company’s public filings.

Section 6.03  No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

ARTICLE VII
MISCELLANEOUS

Section 7.01  No Bankruptcy and No Criminal Convictions.  None of the Parties to this Agreement, or their officers, directors are subject to the following:

(a)	Any bankruptcy petition filed by or against any party which has not been dismissed; or

(b)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

Section 7.02  Broker/Finder’s Fee.  No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement other than fees payable to persons registered as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934.  The Company and Buyer agree that there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  The Company, and Buyer each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.03  Governing Law and Arbitration.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Georgia without giving effect to principles of conflicts of law thereunder.  All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration.  The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an “expert” with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be in Fulton County, Georgia.  The prevailing party shall be entitled to receive its reasonable attorney’s fees and all costs relating to the arbitration.  Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

Section 7.04  Notices.  Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

If to the Company, to:                         Generation Zero Group, Inc.
Attn: Matt Krieg
Five Concourse Parkway
Suite 2925
Atlanta, GA  30328
Phone: (770) 392-4898 ext 2742
Fax: (770) 392-5269

With copies to:                                     David M. Loev, Esq.
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
(713) 524-4110 - phone
(713) 524-4122 - fax

If to Buyer, to:	To the Buyer’s address as reflected in the records of URL Holding or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

Section 7.05  Attorney's Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.06  Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.  Buyer further agrees and consents to the disclosure by the Company of any material information regarding this transaction and Buyer which the Company or its counsel deems necessary for disclosure in the Company’s public filings on EDGAR in connection with the Company’s current or periodic report filings including without limitation any press release or 8K.

Section 7.07  Publicity.  The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the Securities and Exchange Commission.

Section 7.08  Exhibits;  Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party's exhibits delivered pursuant to this Agreement.

Section 8.09  Third Party Beneficiaries.  This contract is strictly between the Company and Buyer, and, except as specifically provided, no other party or person shall be deemed to be a third party beneficiary of this Agreement.

Section 7.10  Expenses.  The Company and Buyer each hereto agree to pay their own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein..

Section 7.11  Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.12  Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section 7.13  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.14  Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.15  Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.16  Remedies.  The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Section 7.17  Construction.  The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto.  In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

Section 7.18  Severability.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 7.19  Headings; Gender.  The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.  All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

Section 7.19  Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

COMPANY

GENERATION ZERO GROUP, INC.

By: /s/ Matthew Krieg
Matthew Krieg
President

BUYER

______________________________

_______________________________

Printed Name:______________________

EXHIBIT A
TYPE OF OWNERSHIP FORM
(CHECK ONE):

INDIVIDUAL OWNERSHIP (one signature required)

_____	TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____	PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

CORPORATION (please include a certified corporate resolution authorizing signature)

________________________________________________________________________
Please print here the exact name (registration)
Such Buyer desires to appear in the records of the Company.

________________________________________________________________________
Please print here the exact address
 Such Buyer desires to appear in the records of the Company.

________________________________________________________________________
If interest payments are to be made to an address other than that shown above (i.e., a brokerage account), please print here such address and account designation.

Signature:

By: _________________________________________

Printed Name: ________________________________

If on behalf of Entity:

Entity Name: ____________________________

Signatories Position with Entity: ________________________________

Beneficial Owner of Shares Owned by Entity: _____________________

Address: ____________________________________________________________

Tax Id Number: ___________________ Telephone Number:  (          ) - _____ - _______